Exhibit 10.11





Instrument of Amendment



      The Comprehensive Executive Non-qualified Retirement and Savings Plan of Phelps Dodge Corporation (the "Non-qualified Plan") is hereby amended as set forth below, with such amendments to be in the form and effective as of a date approved by Mr. John C. Replogle, Vice President, Human Resources of the Corporation, as evidenced by his written execution thereof.

      1. The Non-qualified Plan is hereby amended to conform various section references to the revised Phelps Dodge Employee Savings Plan.

      2. The Non-qualified Plan is hereby amended to allow the Benefits Administration Committee, in its sole discretion, to exclude certain foreign nationals from participation therein.

      3. The Non-qualified Plan is hereby amended to allow daily investment fund transfers.

      4. The Non-qualified Plan is hereby amended to include an indemnification provision substantially similar to the one contained in the amended Phelps Dodge Pension Plan for Day's-Pay Employees (Western Branches).